UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2017

C&J Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38023	81-4808566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd. Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

(713) 325-6000

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on October 25, 2017, C&J Energy Services, Inc. (“C&J”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Caymus Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of C&J (“Merger Sub”), O-Tex Holdings, Inc., a Texas corporation (“O-Tex”), the stockholders of O-Tex (the “Stockholders”), and O-Tex Sellers Representative LLC, a Delaware limited liability company, in its capacity as representative of the Stockholders (the “Stockholders’ Representative”), providing for the merger of Merger Sub with and into O-Tex (the “Merger”), with O-Tex surviving the Merger, and immediately thereafter, the merger of O-Tex with and into another wholly owned direct subsidiary of C&J (together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”).

On November 30, 2017 (the “Closing Date”), each holder of (i) outstanding common stock, par value $0.01 per share, of O-Tex (the “O-Tex Common Stock”), (ii) Series A Preferred Stock, par value $0.01 per share, of O-Tex (the “Series A Preferred Stock”), and (iii) Series B Preferred Stock, par value $0.01 per share, of O-Tex (together with the Series A Preferred Stock and the O-Tex Common Stock, the “O-Tex Shares”) had its O-Tex Shares (excluding any O-Tex Shares held in the treasury of O-Tex or held by C&J or Merger Sub immediately prior to the effective time of the Merger) converted into the right to receive such Stockholders’ pro rata portion of 4,420,000 shares of common stock, par value $0.01 per share, of C&J (the “Specified C&J Common Stock”). In addition, C&J paid to the Stockholders’ Representative, and each Stockholder became entitled to receive a pro rata portion of, $90.8 million in cash. The cash portion of the merger consideration was determined based on $132.5 million of base cash merger consideration, which was subject to closing adjustments as provided in the Merger Agreement (including reductions for the repayment of O-Tex’s indebtedness and transaction expenses) and may be further adjusted post-closing as provided in the Merger Agreement (including reductions for the payment of certain amounts into escrow for post-closing working capital adjustments and the satisfaction of post-closing indemnification obligations).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to C&J’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017 and is incorporated herein by reference.

In addition, pursuant to the terms of the Merger Agreement, C&J entered into lockup agreements on the Closing Date with each of the Stockholders which, subject to certain exceptions, restrict the ability of the Stockholders to dispose of the Specified C&J Common Stock for a period from the Closing Date until February 28, 2018 without the prior written consent of C&J. The foregoing description of the lockup agreements does not purport to be complete and is qualified in its entirety by reference to the form of lockup agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Pursuant to the Merger Agreement, C&J will use commercially reasonable efforts to file a resale registration statement registering the Specified C&J Common Stock within 30 days of the Closing Date and have such registration statement declared effective as promptly as practicable thereafter, subject to customary exceptions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 above is hereby incorporated by reference in its entirety in this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, in connection with the completion of the Merger, C&J issued the Specified C&J Common Stock to the Stockholders as described above. The issuance of the Specified C&J Common Stock in the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, C&J issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Lockup Agreement.

99.1	Press release dated November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.

Date: December 1, 2017	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Signature Page to Form 8-K